Exhibit 1.1
Execution Version
ASPEN INSURANCE HOLDINGS LIMITED
$300,000,000
5.750% Senior Notes due 2030
UNDERWRITING AGREEMENT
June 10, 2025
CITIGROUP GLOBAL MARKETS INC.
LLOYDS SECURITIES INC.
HSBC SECURITIES (USA) INC.
As Representatives of the several Underwriters named in Schedule I
c/o CITIGROUP GLOBAL MARKETS INC.
388 Greenwich Street
New York, NY 10013
c/o LLOYDS SECURITIES INC.
1095 Avenue of the Americas, 34th Floor
New York, NY 10036
c/o HSBC SECURITIES (USA) INC.
66 Hudson Boulevard
New York, NY 10001
Ladies and Gentlemen:
1.    Introductory. Aspen Insurance Holdings Limited, an exempted company incorporated under the laws of Bermuda (the “Company”), proposes to issue and sell to the several underwriters (the “Underwriters”) named in Schedule I hereto for whom you are acting as representatives (the “Representatives”) $300,000,000 aggregate principal amount of its 5.750% Senior Notes due 2030 (the “Notes”). The respective principal amounts of the Notes to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto.
The Notes are to be issued under an indenture (the “Original Indenture”), dated as of August 16, 2004, by and between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as amended and supplemented by the Fifth Supplemental Indenture, to be dated on or around June 13, 2025 (together with the Original Indenture, the “Indenture”) between the Company and the Trustee.
To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms

Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus Supplement or the Final Prospectus Supplement (each as defined below) shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder (the “Exchange Act”) on or before the Effective Date (as defined below) of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus Supplement or the Final Prospectus Supplement, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus Supplement or the Final Prospectus Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus Supplement or the Final Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference.
The Company hereby agrees, pursuant to this underwriting agreement (the “Agreement”), with the Underwriters as follows:
2.    Representations, Warranties and Agreements of the Company.
(a)    The Company represents and warrants to, and agrees with, the several Underwriters that:
(i)    The Company meets the requirements for use of Form F-3 under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Act”) and has prepared and filed with the Commission a shelf registration statement on Form F-3 (file number 333-272650), including a related base prospectus, for registration under the Act of the offering and sale of the Notes and such shelf registration statement has been declared effective. The Company may have filed one or more amendments thereto, including a Preliminary Prospectus Supplement and a Base Prospectus, each of which has previously been furnished to you and has become effective upon filing. The Company will file with the Commission a Final Prospectus Supplement relating to the Notes in accordance with Rule 424(b) under the Act. The Registration Statement, at the Execution Time, is effective and meets the requirements set forth in Rule 415(a)(1)(x) under the Act.
“Base Prospectus” shall mean the prospectus referred to in this paragraph 2(a)(i) deemed to be part of the Registration Statement at the Effective Date.
“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or become effective.
“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus Supplement” shall mean the prospectus supplement relating to the Notes that was first filed pursuant to Rule 424(b) under the Act after the Execution Time, together with the Base Prospectus.
“Preliminary Prospectus Supplement” shall mean any preliminary prospectus supplement to the Base Prospectus which describes the Notes and the offering thereof and is used prior to filing of the Final Prospectus Supplement, together with the Base Prospectus.
“Registration Statement” shall mean the registration statement referred to in this paragraph 2(a)(i), including exhibits and financial statements, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.
(ii)    On each Effective Date, the Registration Statement did, and when the Final Prospectus Supplement is first filed in accordance with Rule 424(b) under the Act and on the Closing Date (as defined herein), the Final Prospectus Supplement (and any amendment or supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Trust Indenture Act”); on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on each Effective Date and on the Closing Date, the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and on the date of any filing pursuant to Rule 424(b) under the Act and on the Closing Date, the Final Prospectus Supplement (together with any amendment or supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus Supplement (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus Supplement (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(e) hereof.
(iii)    As of the Applicable Time (as defined below), the Disclosure Package (as defined below), when taken together as a whole, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure

Package based upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(e) hereof.
The “Applicable Time” shall mean 2:15 p.m. (New York City time) on the date of this Agreement.
The “Disclosure Package” shall mean (i) the Preliminary Prospectus Supplement, as amended and supplemented to the Applicable Time, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, (iii) the Final Term Sheet (as defined below) and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.
“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405 under the Act.
“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433 under the Act.
(iv)    (A) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Notes and (B) as of the Execution Time (with such date being used as the determination date for purposes of this clause (B)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the Act), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.
(v)    Each Issuer Free Writing Prospectus and the final term sheet, substantially in the form of Schedule II hereto (the “Final Term Sheet”), will not include any information that conflicts in any material respect with the information contained in the Registration Statement, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(e) hereof.
(vi)    The Company is a “foreign private issuer,” as such term is defined in Rule 405 under the Act.
(vii)    Since the respective dates as of which information is given in the Disclosure Package and the Final Prospectus Supplement, there has not been any material adverse change in the authorized or issued share capital, the capital or surplus or long term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Disclosure Package and the Final Prospectus Supplement. There is no contract or document required to be described in the Registration Statement, the Disclosure Package or the Final Prospectus Supplement or to be filed as an exhibit to the Registration Statement which is not described or filed as required.
(viii)    Neither the Company nor any of Aspen Insurance UK Limited (“Aspen U.K.”), Aspen Bermuda Limited (“Aspen Bermuda”) or Aspen American Insurance Company (“AAIC” and, together with Aspen U.K. and Aspen Bermuda, the “Designated Subsidiaries”) hold direct title to any real property; all of the leases, subleases and licenses under which the Company or any of its Designated Subsidiaries holds real properties described in the Disclosure Package and the Final Prospectus Supplement are in full force and effect, and neither the Company nor any Designated Subsidiary has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Designated Subsidiary under any of the leases, subleases or licenses mentioned above, or affecting or questioning the rights of the Company or such Designated Subsidiary to the continued possession of the leased, subleased or licensed premises under any such lease or sublease, except where the failure to have such leases in full force and effect or the failure to have any such notice of any such claim would not, individually or in the aggregate, result in a material adverse change in the condition, financial or otherwise, or in the earnings, results of operations, business affairs, shareholders’ equity or business prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).
(ix)    The Company has been duly incorporated and is validly existing as an exempted company in good standing under the laws of Bermuda, with power and authority (corporate and other) to own its properties and conduct its business as described in the Disclosure Package and the Final Prospectus Supplement, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect; each of the Designated Subsidiaries has been duly organized or incorporated and is validly existing as a company or corporation in good standing (including, in the case of Aspen Bermuda, as an exempted company) under the laws of its jurisdiction of organization or incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Disclosure Package and the Final Prospectus Supplement, and has been duly qualified as a foreign company or corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect; and none of the Company’s subsidiaries, other than Aspen U.K., Aspen Bermuda, Aspen (UK) Holdings Limited, AAIC, Aspen Specialty Insurance Company and Aspen Underwriting Limited, is a “Significant Subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Act) of the Company.

(x)    The Company has an authorized share capital as set forth in the Disclosure Package and the Final Prospectus Supplement and all of the issued shares of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of each Designated Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and, except as set forth in the Disclosure Package and the Final Prospectus Supplement, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.
(xi)    This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company.
(xii)    The Indenture has been duly authorized by the Company and, assuming due authorization, execution and delivery by the Trustee, when executed and delivered by the Company, will constitute a legal, valid and binding instrument enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Indenture will conform to the description thereof in the Disclosure Package and the Final Prospectus Supplement.
(xiii)    The Notes have been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to the Underwriters against payment therefore in accordance with the terms of this Agreement, will be validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), and the Notes conform, or will conform, to the description thereof in the Disclosure Package and the Final Prospectus Supplement.
(xiv)    There are no currency exchange control laws in Bermuda (or any political subdivision or taxing authority thereof), that would be applicable to the payment of any amounts (A) under the Notes by the Company (other than as may apply to residents of Bermuda for Bermuda exchange control purposes) or (B) by any of the Company’s subsidiaries to the Company; the Bermuda Monetary Authority (the “BMA”) has designated the Company and Aspen Bermuda as non-resident for exchange control purposes and has granted the Company permission for the issue and free transferability of the Notes pursuant to the Registration Statement, to and among persons who are non-residents of Bermuda for exchange control purposes (including permission for the issue and free transferability of up to 20% of the Notes to and among persons who are residents of Bermuda for exchange control purposes); such permission has not been revoked and is in full force and effect, and the Company has no knowledge of any proceedings planned or threatened for the revocation of such permission; the Company and Aspen Bermuda are “exempted companies” under Bermuda law and have not (V) acquired and do not hold any land for their respective business in Bermuda, other than that held by way of lease or tenancy for terms of not more than 50 years, without the express authorization of the Bermuda Minister of Finance, (W) acquired and do not hold land by way of lease or tenancy for terms of not more than 21 years in order to provide accommodation or recreational facilities for their officers and employees, without the express authority of the Bermuda Minister of Finance, (X) taken mortgages on land in Bermuda to secure an amount in excess of $50,000, without the consent of the Bermuda Minister of Finance, (Y) acquired any bonds or debentures secured by any land in Bermuda, except bonds or debentures issued by the government of Bermuda or a public authority of Bermuda, or (Z) conducted their business in a manner that is prohibited for “exempted companies” under Bermuda law; neither the Company nor Aspen Bermuda has received notification from the BMA or any other Bermuda governmental authority of proceedings relating to the modification or revocation of its designation as non-resident for exchange control purposes, its status as an “exempted company” or permission to the Company to issue and transfer the Notes.
(xv)    The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated and the fulfilment of the terms hereof (including, without limitation, the issuance and sale of the Notes to the Underwriters) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) the certificate of incorporation, memorandum of association, articles of association, bye-laws, by-laws or other organizational document, as amended (any such document, a “Constitutional Document”), as the case may be, of the Company or any of its subsidiaries, (B) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, or (C) any statute or any order, rule or regulation of any court or governmental agency or body, any stock exchange authority or any other regulatory authority (hereinafter referred to as a “Governmental Agency”) having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of the foregoing clauses (B) and (C), as would not, individually or in the aggregate, result in a Material Adverse Effect or have a material adverse effect on the transactions contemplated hereby.
(xvi)    No consent, approval, authorization, order, registration or qualification of or with any Governmental Agency (hereinafter referred to as the “Governmental Authorizations”) is required for the sale and issuance of the Notes or the consummation by the Company of the transactions contemplated hereby, except (A) the registration of the Notes under the Act, (B) such Governmental Authorizations as have been duly obtained and are in full force and effect and copies of which have been furnished to the Representatives, (C) such Governmental Authorizations as may be required under state securities laws, Blue Sky laws, insurance securities laws, any laws of jurisdictions outside the United States or the bylaws and rules of the Financial Industry Regulatory Authority, Inc. in connection with the purchase and distribution of the Notes by or for the respective accounts of the Underwriters and (D) such consents, approvals, authorizations, registrations or qualifications as may be required and have been obtained from the BMA and provided in each case that any written instrument of transfer effecting the sale and delivery of the Notes hereunder is executed and retained outside of the United Kingdom.
(xvii)    Neither the Company nor any of the Designated Subsidiaries is (A) in violation of any of its Constitutional Documents or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement, or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clause (B), for any such defaults or violations that would not, individually or in the aggregate, result in a Material Adverse Effect or as otherwise waived or consented to by the parties or shareholders to which the Company or the Designated Subsidiaries owes any obligations under such agreements or documents.
(xviii)    No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of any Underwriter to Bermuda or any political subdivision or taxing authority thereof or therein in connection with (A) the sale and delivery of the Notes to or for the respective accounts of the Underwriters or (B) the sale and delivery outside Bermuda by the Underwriters of the Notes to the Underwriters thereof.
(xix)    Except as disclosed in the Disclosure Package and the Final Prospectus Supplement, the Company has no knowledge of any threatened or pending downgrading of the rating accorded to the securities of the Company or the financial strength or claims-paying ability of the Company or any of the Designated Subsidiaries, as the case may be, by A.M. Best Company, Inc. (“A.M. Best”), Standard & Poor’s Ratings Services, a division of S&P Global Inc. (“S&P”), or Moody’s Investors Service, Inc. (“Moody’s” and, collectively with A.M. Best and S&P, the “Ratings Agencies” and, individually, a “Rating Agency”). To the best of the Company’s knowledge, the Ratings Agencies are the only “nationally recognized statistical rating organizations,” as that term is defined in Section 3(a)(62) of the Exchange Act, that currently rate the securities of the Company or the financial strength or claims-paying ability of the Company or any of the Designated Subsidiaries.
(xx)    Except as disclosed in the Disclosure Package and the Final Prospectus Supplement, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, result in a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by any Governmental Agency or threatened by others.
(xxi)    The Company is not and, after giving effect to the offering and sale of the Notes and the application of the net proceeds from such sale as described in the Disclosure Package and the Final Prospectus Supplement, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(xxii)    Except as disclosed in the Disclosure Package and the Final Prospectus Supplement, each of the Designated Subsidiaries that is an insurance brokerage company, insurer or reinsurer, as the case may be, is duly licensed under the insurance laws and the rules, regulations and interpretations of the insurance regulatory authorities thereunder (collectively, “Insurance Laws”) of each jurisdiction in which the conduct of its existing business as described in the Disclosure Package and the Final Prospectus Supplement requires such licensing, except for such jurisdictions in which the failure to be so licensed would not, individually or in the aggregate, result in a Material Adverse Effect; each of the Company and the Designated Subsidiaries has made all required filings under applicable holding company statutes or other Insurance Laws in each jurisdiction where such filings are required, except for such jurisdictions in which the failure to make such filings would not, individually or in the aggregate, result in a Material Adverse Effect; each of the Company and the Designated Subsidiaries has all other necessary authorizations, approvals, orders, consents, certificates, licenses, permits, registrations and qualifications of and from all insurance regulatory authorities necessary to conduct their respective existing businesses as described in the Disclosure Package and the Final Prospectus Supplement and all of the foregoing are in full force and effect, except where the failure to have such authorizations, approvals, orders, consents, certificates, licenses, permits, registrations or qualifications or their failure to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect; none of the Company or the Designated Subsidiaries has received any notification from any insurance regulatory authority or other governmental authority in the United States, Bermuda, the United Kingdom or elsewhere to the effect that any additional authorization, approval, order, consent, certificate, permit, registration or qualification is needed to be obtained by either the Company or the Designated Subsidiaries to conduct its existing business as described in the Disclosure Package and the Final Prospectus Supplement, except for any such notification received where the failure to obtain such additional authorization, approval, order, consent, certificate, permit, registration or qualification would not, individually or in the aggregate, result in a Material Adverse Effect; and except as otherwise described in the Disclosure Package and the Final Prospectus Supplement, no insurance regulatory authority has issued any order or decree impairing, restricting or prohibiting the payment of dividends by the Company or any of the Designated Subsidiaries.
(xxiii)    Each of the Company and the Designated Subsidiaries, taken as a whole, maintain a system of internal accounting controls that is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.
(xxiv)     Each of the Company and the Designated Subsidiaries has filed all statutory financial returns, reports, documents and other information required to be filed pursuant to the applicable Insurance Laws of the United States and the various states thereof, Bermuda, the United Kingdom and each other jurisdiction applicable thereto, except where the failure, individually or in the aggregate, to file such return, report, document or information would not result in a Material Adverse Effect; and each of the Company and the Designated Subsidiaries maintains its books and records in accordance with, and is otherwise in compliance with, the applicable Insurance Laws of the United States and the various states thereof, Bermuda, the United Kingdom and each other jurisdiction applicable thereto, except where the failure to so maintain its books and records or be in compliance would not, individually or in the aggregate, result in a Material Adverse Effect.
(xxv)    (A) From February 15, 2019, any tax returns required to be filed by the Company or any of its current subsidiaries, other than Aspen Specialty Insurance Company, Aspen U.K. and Aspen Insurance UK Services Limited (the “Excluded Subsidiaries”), in any jurisdiction have been accurately prepared and timely filed (taking into account any valid extensions that have been obtained), and any taxes, including any withholding taxes, excise taxes, franchise taxes and similar fees, sales taxes, use taxes, penalties and interest, assessments and fees and other charges due or claimed to be due from such entities have been paid, other than any of those being contested in good faith and for which adequate reserves have been provided or any of those currently payable without penalty or interest and (B) to the Company’s knowledge, any tax returns required to be filed by any Excluded Subsidiary in any jurisdiction have been accurately prepared and timely filed and any taxes, including any withholding taxes, excise taxes, franchise taxes and similar fees, sales taxes, use taxes, penalties and interest, assessments and fees and other charges due or claimed to be due from an Excluded Subsidiary have been paid, other than any of those being contested in good faith and for which adequate reserves have been provided or any of those currently payable without penalty or interest, in either case with respect to the foregoing clauses (A) and (B), (1) except to the extent that the failure to so file or pay would not result in a Material Adverse Effect and (2) other than those tax returns that would be required to be filed or taxes that would be payable by the Company or any of its current subsidiaries if (a) any of them that is treated as a U.S. corporation was characterized as a “personal holding company” as defined in Section 542 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), (b) any of them other than Aspen Specialty Insurance Management, Inc., Aspen Specialty Insurance Company, Aspen U.S. Holdings, Inc., Aspen Insurance U.S. Services Inc., Aspen Re America, Inc., Aspen Specialty Insurance Solutions LLC and AAIC (collectively, the “U.S. Subsidiaries”), Aspen U.K. and Aspen Underwriting Limited was characterized as engaged in a U.S. trade or business, and (c) any of them other than Aspen U.K., Aspen (UK) Holdings Limited, Aspen Insurance UK Services Limited, Aspen Managing Agency Limited, Aspen Underwriting Limited, Aspen Risk Management Limited, Aspen (US) Holdings Limited, Aspen UK Syndicate Services Limited (formerly APJ Services Limited) and Aspen European Holdings (collectively, the “U.K. Subsidiaries”) was characterized as resident, managed and controlled or carrying on a trade through a permanent establishment, branch or agency in the United Kingdom for United Kingdom tax purposes; no deficiency assessment with respect to a proposed adjustment of the Company’s or any of its subsidiaries’ taxes is pending or, to the best of the Company’s knowledge, threatened; and there is no tax lien, whether imposed by any federal, state, or other taxing authority, outstanding against the assets, properties or business of the Company or any of its subsidiaries, in either case, which would have a Material Adverse Effect.

(xxvi)    Each of the Company and Aspen Bermuda have received from the Bermuda Minister of Finance an assurance under the Exempted Undertakings Tax Protection Act 1966, as amended, of Bermuda that in the event that Bermuda enacts legislation imposing tax computed on profits, income, any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance, other than any tax imposed in consequence of the Corporate Income Tax Act 2023, then the imposition of any such tax shall not be applicable to the Company and Aspen Bermuda or to any of their operations or their shares, debentures or other obligations, until March 31, 2035, and the Company has not received any notification to the effect that such assurance may be revoked or otherwise not honored by the Bermuda government.
(xxvii)    Although the question of whether a non-United Kingdom incorporated company is resident in the United Kingdom or carrying on a trade through a permanent establishment in the United Kingdom is an inherently factual issue, subject to considerable uncertainty, and there is no assurance that His Majesty’s Revenue and Customs could not successfully assert otherwise, the Company does not believe that either the Company or any of its current subsidiaries (except for the U.K. Subsidiaries) currently should be, or upon the sale of the Notes contemplated hereby should be, characterized as resident or carrying on a trade through a permanent establishment in the United Kingdom.
(xxviii)     Although the question of whether a trade or business is conducted in the United States by a non-U.S. corporation is inherently a factual issue, subject to considerable uncertainty, and there is no assurance that the Internal Revenue Service could not successfully assert otherwise, the Company believes that, except for the U.S. Subsidiaries, Aspen U.K. and Aspen Underwriting Limited, neither the Company nor any of its subsidiaries currently should be, or upon the sale of the Notes contemplated hereby should be, considered to be engaged in a trade or business within the United States for purposes of Section 864(b) of the Code. The Company believes that the Company should not be characterized as a “passive foreign investment company” as defined in Section 1297 of the Code for the current year or the foreseeable future. Aspen U.K. and Aspen Bermuda intend to operate in a manner that is intended to ensure that either or both (i) the “related person insurance income” (as defined in Section 953 of the Code) of either Aspen U.K. or Aspen Bermuda does not equal or exceed 20% of each such company’s gross insurance income for any taxable year in the foreseeable future, or (ii) less than 20% of the total combined voting power of all classes of stock of each of Aspen U.K. and Aspen Bermuda entitled to vote and less than 20% of the total value of each of Aspen U.K. and Aspen Bermuda is owned (directly or indirectly) by persons who are (directly or indirectly) insured under any policy of insurance or reinsurance issued by Aspen U.K. or Aspen Bermuda, as applicable, or who are related persons to any such person for any taxable year in the foreseeable future.
(xxix)     The audited consolidated financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus Supplement, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; except as otherwise disclosed in the Disclosure Package and the Final Prospectus Supplement, said consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods involved; the supporting schedules included or incorporated by reference in the Disclosure Package and the Final Prospectus Supplement present fairly, in all material respects, in accordance with U.S. GAAP, the information required to be stated therein; and the selected financial data and the summary financial information included or incorporated by reference in the Disclosure Package and the Final Prospectus Supplement, if any, present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus Supplement.
(xxx)     Each of Ernst & Young LLP and Ernst & Young Ltd., who have audited certain financial statements of the Company and its subsidiaries, is an independent public accountant as required by the Act.
(xxxi)    The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act as a “Foreign Private Issuer” and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system. Any documents filed with or furnished to the Commission under the Exchange Act, when they were or are filed with or furnished to the Commission, (A) conformed or will conform in all material respects to the applicable requirements of the Exchange Act and (B) did not or will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(xxxii)     The Company and its Designated Subsidiaries, taken as a whole, maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is (x) made known to the Company’s principal executive officer and principal financial officer by others within those entities, and (y) accurate and complete in all material respects, fairly present the Company’s and its subsidiaries’ financial condition and results of operations, are made on a timely basis, and in a form required by applicable laws and stock exchange requirements.
(xxxiii)     No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, except as set forth in the Disclosure Package and the Final Prospectus Supplement (exclusive of any amendment or supplement thereto made after the date of this Agreement).

(xxxiv)     Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries has: (i) made any unlawful contribution, gift or other unlawful expense relating to political activity; (ii) made any direct or indirect bribe, kickback, rebate, payoff, influence payment or otherwise unlawfully provided anything of value to any “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)) or domestic government official; or (iii) taken any other action, directly or indirectly, that could result in a violation or a sanction for violation by such persons of the FCPA, the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, the U.K. Bribery Act 2010 or the Bribery Act 2016 of Bermuda, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder; and the Company and its subsidiaries have instituted and maintain policies and procedures designed to ensure compliance therewith. No part of the proceeds of the offering will be used, directly or, to the knowledge of the Company, indirectly, in violation of the FCPA, the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, the U.K. Bribery Act 2010 or the Bribery Act 2016 of Bermuda, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder.
(xxxv)    The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements and the money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency, including the Currency and Foreign Transactions Reporting Act of 1970, as amended (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
(xxxvi)     None of the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its subsidiaries (i) is, or is controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, a member state of the European Union (including sanctions administered or enforced by His Majesty’s Treasury of the United Kingdom) or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject or target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, Russia, Belarus, the so-called People’s Republic of Luhansk, the so-called People’s Republic of Donetsk or non-

Ukrainian government controlled areas of Kherson and Zaporizhzhia (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”) or (iii) will, directly or, to the knowledge of the Company, indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise). Neither the Company nor any of its subsidiaries has engaged in any dealings or transactions prohibited by the Sanctions since April 24, 2019, nor does the Company or any of its subsidiaries have any plans to engage in dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country in violation with applicable sanction laws.
(xxxvii)    The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Disclosure Package and the Final Prospectus Supplement fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(xxxviii)    Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its Designated Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Designated Subsidiaries as currently conducted, to the Company’s knowledge, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its Designated Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all “personal data” as defined by the EU General Data Protection Regulations (GDPR) (EU 2016 679) and any personal, personally identifiable, household, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses reasonably consistent with industry standards and practices, or as required by applicable regulatory standards, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without any loss of data, material cost or liability or the duty to notify any other person. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its Designated Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

3.    Purchase, Sale and Delivery of the Notes.
(a)    On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase the Notes in the respective principal amounts set forth opposite such Underwriter’s name on Schedule I hereto from the Company at 99.270% of their principal amount. The Notes to be purchased by the Underwriters hereunder will be represented by one or more global certificates in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”). Such global certificate or certificates representing the Notes shall be in such denomination or denominations and registered in such name or names as the Underwriters request upon notice to the Company at least 36 hours prior to the Closing Date, and shall be delivered by or on behalf of the Company to the Underwriters, against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer (same day funds), to such account or accounts as the Company shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. Such delivery of and payment for the Notes shall be made at the offices of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York at 10:00 A.M., New York time, on June 13, 2025, or at such other place, time or date as the Representatives, on the one hand, and the Company, on the other hand, may agree upon, such time and date of delivery against payment being herein referred to as the “Closing Date.” The Company will make such global certificate or certificates representing the Notes available for checking by the Underwriters at least 24 hours prior to the Closing Date.
4.    Offering by Underwriters. It is understood that the several Underwriters propose to offer the Notes for sale to the public as set forth in the Final Prospectus Supplement.
5.    Certain Agreements of the Company and the Underwriters.
(a)    The Company agrees with the Underwriters:
(i)    Prior to the termination of the offering of the Notes, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus Supplement or any Preliminary Prospectus Supplement) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Company will cause the Final Prospectus Supplement, properly completed, and any amendment or supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Final Prospectus Supplement, and any amendment or supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (2) when, prior to termination of the offering of the Notes, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the

Registration Statement, or for any supplement to the Final Prospectus Supplement or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, upon such issuance, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable.
(ii)    The Company will prepare the Final Term Sheet and will file the Final Term Sheet pursuant to Rule 433(d) under the Act within the time required by such Rule.
(iii)    If there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading, the Company will notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented.
(iv)    If, at any time when a prospectus relating to the Notes is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172) in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus Supplement as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus Supplement to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus Supplement, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission (subject to the first sentence of Section 5(a)(i) above), at its own expense, an amendment or supplement or new registration statement which will correct such statement or omission or an amendment which will effect such compliance. The Company will also use its reasonable efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus Supplement and supply any amended or supplemented Final Prospectus Supplement to you in such quantities as you may reasonably request. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(v)    As soon as practicable, the Company will make generally available to its securityholders and to the Representatives an earnings statement (which need not be audited) of the Company and its subsidiaries satisfying the provisions of Section 1l(a) of the Act and Rule 158 under the Act.
(vi)    Upon request, the Company will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (one of which will be signed and including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto), and, so long as a prospectus relating to the Notes is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172) in connection with sales by any Underwriter or dealer, each Preliminary Prospectus Supplement, the Final Prospectus Supplement and each Issuer Free Writing Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives reasonably request.
(vii)    The Company will arrange, if necessary, for the qualification of the Notes for sale under the laws of such jurisdictions as the Representatives reasonably designate and will continue such qualifications in effect so long as required for the distribution of the Notes; provided, however, that, in connection therewith, the Company shall not be required to qualify as a foreign company or corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, or to file a general consent to service of process in any jurisdiction, or to subject itself to material taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
(viii)    The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.
(ix)     Until 14 days following the Closing Date, the Company will not, without the prior written consent of the Representatives, directly or indirectly, issue, sell, offer to sell, grant any option for the sale of or otherwise dispose of, any debt securities that are substantially similar to the Notes (including, without limitation, with respect to the maturity, currency, interest rate and other material terms thereof).
(x)    The Company shall apply the net proceeds of its sale of the Notes as set forth in the Registration Statement, Disclosure Package and the Final Prospectus Supplement.
(xi)    The Company will comply with all agreements set forth in the representation letters of the Company to DTC relating to the acceptance of the Notes for “book-entry” transfer through the facilities of DTC.
(xii)    The Company will, whether or not this Agreement becomes effective or is terminated or the sale of the Notes to the Underwriters is consummated, pay all reasonable fees, expenses, costs and charges in connection with: (i) the preparation, printing, filing, delivery and shipping of the Registration Statement, the Disclosure Package, the Final Prospectus Supplement and each Issuer Free Writing Prospectus and any amendments or supplements thereto; (ii) the printing, producing, copying and delivering the Indenture and the other closing documents (including any compilations thereof) and any other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering, purchase, sale and delivery of the Notes; (iii) the services of the Company’s independent registered public accounting firms; (iv) the services of the Company’s counsel; (v) the qualification of the Notes under the securities laws of the several jurisdictions as provided in Section 5(a)(vii) hereof and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel to the Underwriters in an amount not to exceed $15,000); (vi) any rating of the Notes by rating agencies; (vii) any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Notes; (viii) the services of the Trustee and any agent of the Trustee (including the fees and disbursements of counsel for the Trustee); (ix) any “roadshow” or other investor presentations relating to the offering of the Notes (including, without limitation, the expenses of Company personnel for meetings and travel); and (x) such reasonable fees, expenses, costs and charges otherwise incident to the performance of its obligations hereunder for which provision is not otherwise made in this Section 5(a)(xii) (excluding any stamp duty (including any interest and penalties) which arise solely as a result of any written instrument of transfer which effects the sale and delivery of the Notes hereunder being executed in, or brought to, the United Kingdom).
(b)     It is understood, however, that, except as provided in Section 5(a)(xii) or Sections 8 and 9 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and expenses of counsel to the Underwriters and any advertising expenses incurred in connection with the offering of the Notes. If the sale of the Notes provided for herein is not consummated by reason of acts of the Company or changes in circumstances of the Company pursuant to Section 9 of this Agreement which prevent this Agreement from becoming effective, or by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed or because any other condition of the Underwriters’ obligations hereunder is not fulfilled or if the Underwriters decline to purchase the Notes for any reason permitted under this Agreement, the Company will reimburse the Underwriters for all reasonable out-of-pocket disbursements (including fees and expenses of counsel to the Underwriters) incurred by the Underwriters in connection with any investigation or preparation made by them in respect of the marketing of the Notes or in contemplation of the performance by them of their obligations hereunder.
6.    Free Writing Prospectuses. (i) The Company agrees that, unless it has obtained or obtains, as the case may be, the prior written consent of the Representatives, which consent will not be unreasonably withheld or delayed, and (ii) each Underwriter, severally and not jointly, agrees with the Company that, unless it has obtained or obtains, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Act, other than a free writing prospectus containing the information contained in the Final Term Sheet; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses, if any, included in Schedule III hereto. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
7.    Conditions of the Obligations of the Underwriters. The several obligations of the Underwriters to purchase and pay for the Notes on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein as of the Applicable Time and as of the Closing Date, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following additional conditions precedent:
(a)    The Underwriters shall have received, on each of the date hereof and the Closing Date, letters dated the date hereof or the Closing Date, as the case may be, in forms and substance satisfactory to the Representatives, from each of Ernst & Young LLP and Ernst & Young Ltd., the previous and current independent public accountants of the Company, respectively, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Disclosure Package and the Final Prospectus Supplement; provided that the letters from Ernst & Young Ltd. shall use a “cut-off date” not earlier than two business days prior to the Closing Date.
(b)    The Final Prospectus Supplement shall have been filed with the Commission in accordance with Rule 424(b) under the Act and Section 5(a) of this Agreement. Prior to the Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened by the Commission.
(c)    Subsequent to the execution and delivery of this Agreement and prior to the Closing Date,
(i)     there shall not have occurred any downgrading, nor shall the Company have received any notice from any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) under the Exchange Act of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the securities of the Company or any of its subsidiaries or in the rating outlook for the Company; and

(ii)    there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Disclosure Package that, in the judgment of the Representatives, is material and adverse and that makes it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offer, sale and delivery of the Notes on the terms and in the manner contemplated in this Agreement and the Disclosure Package.
(d)    Sidley Austin LLP, United States counsel for the Company, shall have furnished to the Representatives such opinion or opinions, including a negative assurance statement, in form and substance reasonably satisfactory to the Representatives.
(e)    Walkers (Bermuda) Limited, Bermuda counsel for the Company, shall have furnished to the Representatives its opinion dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.
(f)    The Representatives shall have received from Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, such opinion or opinions, including a negative assurance statement, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Notes, the Indenture, the Final Prospectus Supplement and Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Cleary Gottlieb Steen & Hamilton LLP may rely, as to matters governed by the laws of Bermuda, upon the opinion of counsel for the Company referred to in Section 7(e).
(g)    The Company shall have furnished to the Representatives a certificate of the Company, signed by two officers, who shall be any of the chief executive officer, the chief financial officer, the chief underwriting officer, the general counsel and the group president of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package and the Final Prospectus Supplement and this Agreement and that:
(i)    the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date, with the same effect as if made on the Closing Date and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;
(ii)    the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package and the Final Prospectus Supplement, and any amendments or supplements thereto (including any documents incorporated or deemed to be incorporated by reference into the Registration Statement, the Disclosure Package and the Final Prospectus Supplement), and, in their opinion, the Registration Statement, as of the Effective Date, the Disclosure Package, as of the Applicable Time, and the Final Prospectus Supplement, as of its date, did not and, on the Closing Date, will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
(iii)    since the date of the Preliminary Prospectus Supplement, there has occurred no event required to be set forth in an amendment or supplement to the Disclosure Package or the Final Prospectus Supplement which has not been so set forth and there has been no document required to be filed under the Act or the Exchange Act that upon such filing would be deemed to be incorporated by reference into the Registration Statement, Disclosure Package or the Final Prospectus Supplement that has not been so filed;
(iv)    since the date of the most recent financial statements included or incorporated by reference in the Preliminary Prospectus Supplement and the Final Prospectus Supplement (exclusive of any amendment or supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Preliminary Prospectus Supplement and the Final Prospectus Supplement (exclusive of any amendment or supplement thereto); and
(v)    no stop order suspending the effectiveness of the Registration Statement or notice by the Commission objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened.
(h)    The Representatives shall have received, on each of the date hereof and the Closing Date, a certificate or certificates, dated the respective date of delivery thereof, of the Chief Financial Officer of the Company with respect to certain financial data contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus Supplement, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.
(i)    The Company shall have provided the Representatives with copies of such additional opinions, certificates, letters and documents as the Representatives reasonably request.
(j)    On the Closing Date, the Notes shall be rated at least “Baa2” by Moody’s and “BBB-” by S&P, and the Company shall have delivered to the Representatives a letter, or other evidence satisfactory to the Representatives, confirming that the Notes have such ratings.
(k)    Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request. If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

8.    Indemnification and Contribution.
(a)    The Company hereby agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Notes), to which that Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement for the registration of the Notes as originally filed or in any amendment thereof, or in the Preliminary Prospectus Supplement, the Final Prospectus Supplement, any Issuer Free Writing Prospectus or the information contained in the Final Term Sheet, or in any amendment thereof or supplement thereto, (B) Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) specifically for the purpose of qualifying any or all of the Notes under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”), or (C) materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Notes (“Marketing Materials”), including any road show or investor presentations made to investors by the Company (whether in person or electronically), or (ii) the omission or alleged omission to state in the Registration Statement for the registration of the Notes as originally filed or in any amendment thereof, or in the Preliminary Prospectus Supplement, the Final Prospectus Supplement, any Issuer Free Writing Prospectus or the information contained in the Final Term Sheet, or in any amendment thereof or supplement thereto, or in any Blue Sky Application or in any Marketing Materials, any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Underwriter and each such affiliate, director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, affiliate, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement for the registration of the Notes as originally filed or in any amendment thereof, or in the Preliminary Prospectus Supplement, the Final Prospectus Supplement, any Issuer Free Writing Prospectus or the information contained in the Final Term Sheet, or in any amendment thereof or supplement thereto, or in any Blue Sky Application or in any Marketing Materials, in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to any Underwriter or to any affiliate, director, officer, employee or controlling person of that Underwriter.
(b)    Each Underwriter, severally and not jointly, hereby agrees to indemnify and hold harmless the Company, its officers and employees, each of its directors, and each person, if any,

who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement for the registration of the Notes as originally filed or in any amendment thereof, or in the Preliminary Prospectus Supplement, the Final Prospectus Supplement, any Issuer Free Writing Prospectus or the information contained in the Final Term Sheet, or in any amendment thereof or supplement thereto, (B) Blue Sky Application, or (C) Marketing Materials, or (ii) the omission or alleged omission to state in the Registration Statement for the registration of the Notes as originally filed or in any amendment thereof, or in the Preliminary Prospectus Supplement, the Final Prospectus Supplement, any Issuer Free Writing Prospectus or the information contained in the Final Term Sheet, or in any amendment thereof or supplement thereto, or in any Blue Sky Application or in any Marketing Materials any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.
(c)    Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8 notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under paragraphs (a) or (b) above except to the extent it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure and; provided, further, that the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to an indemnified party otherwise than under paragraphs (a) or (b) above. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8, if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(a) or (b) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.
(d)    If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount received by the Underwriters with respect to the Notes purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Notes under this Agreement as set forth on the cover page of the Final Prospectus Supplement. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Notes exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective purchase obligations and not joint.
(e)    The Underwriters severally confirm and the Company acknowledges and agrees that the statements with respect to the offering of the Notes by the Underwriters set forth in the fourth paragraph of the section entitled “Underwriting (Conflicts of Interest)” in the Preliminary Prospectus Supplement and the Final Prospectus Supplement, the first sentence of the eighth paragraph of the section entitled “Underwriting (Conflicts of Interest)” in the Preliminary Prospectus Supplement and the Final Prospectus Supplement and the first sentence of the eleventh paragraph of the section entitled “Underwriting (Conflicts of Interest)” in the Preliminary Prospectus Supplement and the Final Prospectus Supplement are correct and constitute the only information furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement for the registration of the Notes as originally filed or in any amendment thereof, or in the Preliminary Prospectus Supplement, the Final Prospectus Supplement, any Issuer Free Writing Prospectus or the information contained in the Final Term Sheet, or in any Blue Sky Application or Marketing Materials.
9.    Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange or the Nasdaq Global Market, (ii) trading of any securities of the Company shall have been suspended on the New York Stock Exchange, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) the domestic market for U.S. Treasury securities or derivatives shall have closed or there shall have occurred a general suspension, material limitation or significant disruption of trading in the domestic market for U.S. Treasury securities or derivatives, (v) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (vi) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Representatives’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (vi), makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Notes on the terms and in the manner contemplated in the Disclosure Package or the Final Prospectus Supplement.
If this Agreement shall be terminated by the Underwriters, or any of them, (i) because of any failure or refusal on the part of the Company to comply with the terms or to fulfil any of the conditions of this Agreement (other than by reason of a default by any of the Underwriters), or (ii) if for any reason the Company shall be unable to perform their respective obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, through the Representatives for all out of pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.
10.    Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Notes hereunder on the Closing Date, and the aggregate principal amount of Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the aggregate principal amount of the Notes to be purchased by the Underwriters on the Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Notes by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Notes that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate principal amount of Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase exceeds 10% of the aggregate principal amount of the Notes to be purchased on the Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 5(a)(xii) and Section 8. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.
11.    Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents, affiliates or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Notes. The provisions of

Sections 5(a)(xii), 5(b), 8, 12, 20 and 23 hereof shall survive the termination or cancellation of this Agreement.
12.    Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, (i) Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, Facsimile No.: (646) 291-1469, (ii) Lloyds Securities Inc., 1095 Avenue of the Americas, 34th Floor, New York, NY 10036, Attention: US Bond Syndicate, Email: NALSIBondSyndicate@lbusa.com and (iii) HSBC Securities (USA) Inc., 66 Hudson Boulevard, New York, New York 10001, Attention: DCM Legal Americas, Email: tmg.americas@us.hsbc.com, Facsimile No.: (646) 366-3229; provided, however, that any notice to an Underwriter or the Company pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter; and (b) if sent to the Company, will be mailed, delivered or telegraphed to the address of the Company set forth on the cover of the Registration Statement, Attention: Secretary.
13.    Entire Agreement; No Fiduciary Duty. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Notes, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any Preliminary Prospectus Supplement, the Disclosure Package, the Final Prospectus Supplement, the conduct of the offering, and the purchase and sale of the Notes. (b) The Company acknowledges that in connection with the offering of the Notes: (i) the Underwriters have acted at arm’s length, are not agents or financial advisors of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Notes. None of the Underwriters are advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and none of the Underwriters shall have any responsibility or liability to the Company with respect thereto.
14.    Representation. The Representatives will act for the Underwriters in connection with the transactions contemplated hereby, and any action under this Agreement taken by the Representatives will be binding upon all Underwriters.
15.    Waiver of Tax Confidentiality. Notwithstanding anything herein to the contrary, purchasers of the Notes (and each employee, representative or other agent of a purchaser) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of any transaction contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to the purchasers of the Notes relating to such U.S. tax treatment and U.S. tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.
16.    Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.
17.    USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain and verify any record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
18.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives (in the case of a natural person) and successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder. No purchaser of any of the Notes from any Underwriter shall be deemed a successor or assign merely because of such purchase.
19.    Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the Electronic Signatures in Global and National Commerce Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law (e.g., www.docusign.com)) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be legally valid, effective and enforceable for all purposes.
20.    Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

21.    Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
22.    Recognition of the U.S. Special Resolution Regimes. In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
“Covered Entity” means any of the following:
a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
23.    Waiver of Jury Trial; Submission to Jurisdiction.
(a)    Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.
(b)    The Company irrevocably (i) agrees that any legal suit, action or proceeding against the Company arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or federal court located in the Borough of Manhattan, The City of New York, New York (each a “New York Court”), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the non-exclusive jurisdiction of such

New York Court in any such suit, action or proceeding. The Company agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Company has appointed Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168, as its authorized agent (the “Company’s Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company represents and warrants that the Company’s Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments which may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Company’s Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.
(c)    In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the party against whom such judgment or order has been given or made will indemnify each party in whose favor such judgment or order has been given or made (the “Indemnitee”) against any loss incurred by the Indemnitee as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which the Indemnitee is able to purchase United States dollars with the amount of judgment currency actually received by the Indemnitee. The foregoing indemnity shall constitute a separate and independent obligation of each of the Company and the Underwriters and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the Underwriters in accordance with its terms.

Very truly yours,

ASPEN INSURANCE HOLDINGS LIMITED

By	/s/ Mark Pickering
Name: Mark Pickering
Title: Group Chief Financial Officer & Treasurer

The foregoing Underwriting Agreement is hereby
confirmed and accepted as of the date first above
written.
CITIGROUP GLOBAL MARKETS INC.
LLOYDS SECURITIES INC.
HSBC SECURITIES (USA) INC.
For themselves and as Representatives of the Several
Underwriters named in Schedule I hereto

CITIGROUP GLOBAL MARKETS INC.

By	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Managing Director

LLOYDS SECURITIES INC.

By	/s/ Thomas O’Rourke
Name: Thomas O’Rourke
Title: Director, Capital Markets

HSBC SECURITIES (USA) INC.

By	/s/ Patrice Altongy
Name: Patrice Altongy
Title: Managing Director

SCHEDULE I
Schedule of Underwriters

Underwriter	Aggregate Principal Amount of Notes to be Purchased
Citigroup Global Markets Inc.	$60,000,000
Lloyds Securities Inc.	$60,000,000
HSBC Securities (USA) Inc.	$39,000,000
BMO Capital Markets Corp.	$21,000,000
Deutsche Bank Securities Inc.	$21,000,000
nabSecurities, LLC	$21,000,000
Natixis Securities Americas LLC	$21,000,000
Wells Fargo Securities, LLC	$21,000,000
Apollo Global Securities, LLC	$12,000,000
Barclays Capital Inc.	$12,000,000
Goldman Sachs & Co. LLC	$12,000,000
Total	$ 300,000,000

SCHEDULE II
FWP Final Term Sheet

ASPEN INSURANCE HOLDINGS LIMITED
$300,000,000 5.750% SENIOR NOTES DUE 2030
PRICING TERM SHEET
June 10, 2025
This Pricing Term Sheet should be read in conjunction with the preliminary prospectus supplement dated June 9, 2025 (the “Preliminary Prospectus Supplement”) and the accompanying prospectus dated June 26, 2023. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Preliminary Prospectus Supplement.

Issuer:	Aspen Insurance Holdings Limited, an exempted company incorporated under the laws of Bermuda (the “Issuer”)

Security Title:	5.750% Senior Notes due 2030 (the “Notes”)

Expected Ratings*:	Moody’s:[ ] / S&P: [ ]

Aggregate Principal Amount:	$300,000,000

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

Trade Date:	June 10, 2025

Settlement Date (T+3)**:	June 13, 2025

Scheduled Maturity Date:	July 1, 2030, provided the BMA Redemption Requirements described in “Conditions to Redemption and Repayment” below have been met

Final Maturity Date:	The “Final Maturity Date” means (i) the Scheduled Maturity Date, if, on the Scheduled Maturity Date, the BMA Redemption Requirements have been satisfied, or (ii) if the BMA Redemption Requirements have not been satisfied as of the Scheduled Maturity Date, the earlier of (A) the date falling ten Business Days after the BMA Redemption Requirements have been satisfied and would continue to be satisfied after giving effect to such payment and (B) the date on which a Winding-Up of the Issuer occurs.

Interest Payment Dates:	Semi-annually in arrears on January 1 and July 1 of each year, commencing January 1, 2026

Benchmark Treasury:	4.000% due May 31, 2030

Benchmark Treasury Price/Yield:	99-20 ¾ / 4.079%

Spread to Benchmark Treasury:	+170 basis points

Yield to Maturity:	5.779%

Coupon:	5.750%

Price to Public:	99.870% plus accrued interest, if any, from June 13, 2025

Gross Proceeds (before underwriting discount and offering expenses ):	$299,610,000

Optional Redemption:
Subject to the provisions set forth under “Description of Notes—Conditions to Redemption and Repayment” and “Description of Notes—Redemption for Tax Purposes” in the Preliminary Prospectus Supplement and, for the avoidance of doubt, the BMA Redemption Requirements, prior to June 1, 2030 (the “Par Call Date”), the Issuer may redeem the Notes at its option, in whole at any time, or in part from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (i) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points less (b) interest accrued to the date of redemption; and (ii) 100% of the principal amount of the Notes to be redeemed; plus in the case of either clause (i) or (ii), any accrued and unpaid interest thereon to, but excluding, the redemption date.
Subject to the provisions set forth under “Description of Notes—Conditions to Redemption and Repayment” and “Description of Notes—Redemption for Tax Purposes” in the Preliminary Prospectus Supplement and, for the avoidance of doubt, the BMA Redemption Requirements, on or after the Par Call Date, the Issuer may redeem the Notes, in whole at any time, or in part from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus any accrued and unpaid interest thereon to, but excluding, the redemption date.

Redemption for Tax Purposes:	Subject to the provisions set forth under “Description of Notes—Conditions to Redemption and Repayment” and “Description of Notes—Redemption for Tax Purposes” in the Preliminary Prospectus Supplement and, for the avoidance of doubt, the BMA Redemption Requirements, the Issuer may redeem the Notes, in whole at any time, but not in part, upon the occurrence of certain tax events described in “Description of Notes—Redemption for Tax Purposes” in the Preliminary Prospectus Supplement at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus any accrued and unpaid interest and additional amounts, if any, to, but excluding, the redemption date.

Conditions to Redemption and Repayment (the “BMA Redemption Requirements”):	Subject to certain conditions set forth in the Preliminary Prospectus Supplement, (i) prior to June 13, 2028 (three years after the initial issue date of the Notes), the Notes may be repaid or redeemed only with BMA Approval, including in instances where the Issuer or a subsidiary of the Issuer replaces the capital represented by the Notes to be redeemed or repaid with capital having equal or better capital treatment as the Notes under the Group Rules, (ii) the Notes may be repaid or redeemed after three years from the initial issue date of the Notes without BMA Approval if the Issuer or a subsidiary of the Issuer replaces the capital represented by the Notes to be redeemed or repaid with capital having equal or better capital treatment as the Notes under the Group Rules, and (iii) the Notes may not be repaid or redeemed at any time, including on the Scheduled Maturity Date, if the Enhanced Capital Requirement would be breached immediately before or after giving effect to the redemption or repayment of such Notes, unless the Issuer or a subsidiary of the Issuer replaces the capital represented by the Notes to be redeemed or repaid with capital having equal or better capital treatment as the Notes under the Group Rules.

Listing:	The Notes will not be listed on any securities exchange or automated quotation system.

CUSIP/ISIN:	04530D AE2 / US04530DAE22

Joint Book-Running Managers:
Citigroup Global Markets Inc.
Lloyds Securities Inc.
HSBC Securities (USA) Inc.
BMO Capital Markets Corp.
Deutsche Bank Securities Inc.
nabSecurities, LLC
Natixis Securities Americas LLC
Wells Fargo Securities, LLC

Co-Managers:	Apollo Global Securities, LLC Barclays Capital Inc. Goldman Sachs & Co. LLC
* A securities rating is not a recommendation to buy, sell or hold securities and may be subject to review, revision, suspension, reduction or withdrawal at any time and should be evaluated independently of any other rating.
** It is expected that delivery of the Notes will be made against payment therefor on the Settlement Date thereof, which is three business days following the Trade Date (such settlement cycle being referred to as “T+3”). Under Rule 15c6-l under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes before the business day prior to the Settlement Date will be required, by virtue of the fact that the Notes initially will settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes during such period should consult their own advisors.
The Issuer has filed a registration statement (including the Preliminary Prospectus Supplement and accompanying prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the Preliminary Prospectus Supplement and accompanying prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the Preliminary Prospectus Supplement and accompanying prospectus if you request it by calling Citigroup Global Markets Inc. at 1-800-831-9146, Lloyds Securities Inc. at 1-212-930-5039 or HSBC Securities (USA) Inc. at 1-866-811-8049.
ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

SCHEDULE III
Final Term Sheet filed pursuant to Rule 433 under the Act, dated June 10, 2025